United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 24, 2006

Warrior Energy Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-18754	11-2904094

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rosecrest Lane, Columbus, Mississippi 39701

(Address of principal executive offices)

Registrant’s telephone number, including area code: (662) 329-1047

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01.     Other Events

     On April 24, 2006, we issued a press release announcing that we had completed our public offering of 9,453,000 shares of our common stock at $23.50 per share. We sold 8,860,534 shares of common stock, of which 1,233,000 were issued upon exercise of the underwriters’ right to purchase additional shares to cover over-allotments, while the remaining 592,466 shares were sold by selling stockholders.

Section 9.  Financial Statements and Exhibits.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Exhibits

99.1 Press Release dated April 24, 2006.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Energy Services Corporation

Dated: April 26, 2006	By:	/s/ William L. Jenkins
William L. Jenkins, President

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Index to Exhibits

99.1	Press Release dated April 24, 2006.